FOR IMMEDIATE RELEASE

Contact:

Press Contact: Tom Nolan Beckerman Public Relations 908-781-6420 tom@beckermanpr.com	Investor Contact: Gerard H. Sweeney Timothy M. Martin Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

Brandywine Realty Trust Announces Second Quarter 2006 Earnings

RADNOR, PA, JULY 27, 2006 — Brandywine Realty Trust (NYSE:BDN) announced today that funds from operations (FFO) was $57.0 million or $0.60 per diluted share for the second quarter of 2006 compared to $35.3 million or $0.61 per share for the second quarter of 2005. FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Diluted earnings (loss) per share (EPS) was $(0.15) for the second quarter of 2006, a decrease of $0.27 per share as compared to $0.12 for the second quarter of 2005. Net income (loss) was $(11.6) million for the second quarter, a decrease of $20.5 million as compared to $8.9 million for the second quarter of 2005. A significant contribution to the change in net income in the second quarter of 2006 as compared to the second quarter of 2005 is the $44.0 million increase in depreciation and amortization expense. This increase is primarily the result of the depreciation/amortization of the tangible and intangible assets acquired in connection with the January 5, 2006 Prentiss transaction and accelerated depreciation associated with the planned demolition of an existing building as part of an office park development in suburban Philadelphia.

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, “We are pleased to report our second quarter results that show continued improvement in leasing activity, portfolio absorption and tenant retention. Additionally, both our integration and development programs are progressing on schedule. Market conditions, while remaining competitive, are improving throughout all of our regions and we are well prepared to continue the successful execution of our business plan.”

Brandywine Realty Trust Summary Portfolio Performance

•	FFO payout ratio was 73.2% for the quarter
•	Quarterly rental rates on renewals declined 2.8% on a straight-line basis
•	Quarterly retention rate was 83.0%
•	Portfolio was 91.6% occupied and 93.1% leased as of June 30, 2006
•	Leases expired or were terminated for approximately 893,000 square feet during the quarter
•	Leases were renewed for approximately 741,000 square feet during the quarter
•	New leases were signed for approximately 406,000 square feet during the quarter

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

Distributions

On June 15, 2006, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid July 17, 2006 to shareholders of record as of July 6, 2006. The Company also declared its dividend for the second quarter of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that was paid on July 17, 2006 to holders of record of the Series C and Series D Preferred Shares as of June 30, 2006.

Share Repurchase Program

The Company repurchased 1,180,200 shares during the second quarter of 2006 for an aggregate $34.4 million under its approved share repurchase program. As of June 30, 2006, the Company may purchase an additional 2,319,800 shares under the plan. Repurchases may be made from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate the Company to repurchase any shares. The Company may discontinue the program at any time.

2006 Financial Outlook

The Company’s 2006 financial outlook continues to be predicated upon the following key and variable assumptions:

•	The historic Brandywine same-store portfolio to achieve the following percentage changes from 2005 results:
•	GAAP rents and reimbursements (not including termination fees) to increase 1.25% to 1.75%
•	Net operating income to decline 0.5% to 2.0%
•	Average occupancy to range from unchanged to an increase of 1.0%

The Company’s expected contribution from the Prentiss acquisition is a result of the following:

•	Property level average occupancy to grow 2.5% to 3.0% from year end 2005 levels and cash rents to decline 3.0% to 7.0% from their previous levels
•	A stabilized addition to our G&A of $10 million, inclusive of synergies in connection with the merger

In addition to these operating expectations, the Company’s financial forecast includes the following key and variable development and acquisition/disposition assumptions:

•	Completion of the previously announced development and re-development projects
•	Net dispositions of approximately $150-200 million during the balance of 2006

Based on these key assumptions, we affirm our 2006 FFO guidance from our May 2, 2006 press release and expect our full year 2006 EPS to be $(0.26) to $(0.19) and FFO per share to be $2.50 to $2.58.

We are introducing third quarter 2006 guidance and expect FFO per share to be $0.64 to $0.66 and EPS to be $(0.04) to $(0.02). These estimates may be positively or negatively impacted primarily by the timing and terms of property leases, and actual operating expenses and interest rates as compared to our forecast.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete.

Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2005. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)

Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Second Quarter Earnings Call and Supplemental Information Package

The Company will be hosting a conference call on Friday, July 28, 2006 at 11:00 a.m. EDT. The conference call can be accessed by calling 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, August 11, 2006 by calling 1-877-519-4471 -- access code 7536675. In addition, the conference call can be accessed via a webcast located on the Company’s website at www.brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of second quarter earnings. The Supplemental Information package is available through the Company’s website at www.brandywinerealty.com.

The Supplemental Information package can be found in the “Investor Relations – Financial Reports” section of the web page.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN), with headquarters in Radnor, PA, is one of the largest full-service, completely integrated real estate companies in the United States. Organized as a real estate investment trust (REIT), Brandywine owns, manages or has ownership interest in office and industrial properties aggregating 46 million square feet.

For more information, visit Brandywine’s website at www.brandywinerealty.com.

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BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2006	December 31, 2005

ASSETS
Real estate investments:
Operating properties	$4,688,560	$2,560,061
Accumulated depreciation	(467,969)	(390,333)

	4,220,591	2,169,728
Construction-in-progress	327,975	273,240
Land held for development	124,787	98,518

	4,673,353	2,541,486
Cash and cash equivalents	26,377	7,174
Escrowed cash	22,006	18,497
Accounts receivable, net	18,781	12,874
Accrued rent receivable, net	61,787	47,034
Investment in marketable securities	188,035	—
Assets held for sale	86,128	—
Investment in real estate ventures	78,480	13,331
Deferred costs, net	52,056	37,602
Intangible assets, net	338,537	78,097
Other assets	46,373	49,649

Total assets	$5,591,913	$2,805,744

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$901,064	$494,777
Secured note payable	183,199	—
Borrowings under credit facilities	195,000	90,000
Unsecured senior notes, net of discounts	1,863,062	936,607
Accounts payable and accrued expenses	95,216	52,635
Distributions payable	43,629	28,880
Tenant security deposits and deferred rents	37,350	20,953
Acquired lease intangibles, net	102,170	34,704
Other liabilities	7,870	4,466
Mortgage note payable and other liabilities held for sale	15,411	—

Total liabilities	3,443,971	1,663,022
Minority interest	138,046	37,859
Beneficiaries’ equity:
Preferred shares - Series C	20	20
Preferred shares - Series D	23	23
Common shares	900	562
Additional paid-in capital	2,367,341	1,369,913
Cumulative earnings	399,083	413,281
Accumulated other comprehensive (income) loss	980	(3,169)
Cumulative distributions	(758,451)	(675,767)

Total beneficiaries’ equity	2,009,896	1,104,863

	2,147,942	1,142,722

Total liabilities and beneficiaries’ equity	$5,591,913	$2,805,744

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended

	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenue
Rents	$149,554	$81,656	$290,639	$162,884
Tenant reimbursements	16,749	11,037	34,641	23,119
Other	4,668	2,774	9,047	8,790

Total revenue	170,971	95,467	334,327	194,793
Operating Expenses
Property operating expenses	48,962	27,695	97,155	57,574
Real estate taxes	16,684	9,598	33,230	19,255
Depreciation and amortization	71,834	27,820	132,168	56,255
Administrative expenses	7,724	4,378	16,214	9,130

Total operating expenses
	145,204	69,491	278,767	142,214

Operating income	25,767	25,976	55,560	52,579
Other income (expense)
Interest income	2,573	284	5,223	662
Interest expense	(42,500)	(17,807)	(83,467)	(35,604)
Equity in income of real estate ventures	463	993	1,428	1,551
Net gain on sale of interests in real estate	2,608	—	2,608	—

Income (loss) before minority interest	(11,089)	9,446	(18,648)	19,188
Minority interest - partners’ share of consolidated real estate ventures	84	—	370	—
Minority interest attributable to continuing operations - LP units	476	(381)	895	(708)

Income (loss) from continuing operations	(10,529)	9,065	(17,383)	18,480
Discontinued operations:
Income from discontinued operations	(870)	(140)	3,728	(140)
Minority interest - partners’ share of consolidated real estate venture	(195)	—	(382)	—
Minority interest attributable to discontinued operations - LP units	38	5	(161)	5

	(1,027)	(135)	3,185	(135)

Net income (loss)	(11,556)	8,930	(14,198)	18,345
Income allocated to Preferred Shares	(1,998)	(1,998)	(3,996)	(3,996)

Income (loss) allocated to Common Shares	$(13,554)	$6,932	$(18,194)	$14,349

PER SHARE DATA
Basic income (loss) per Common Share	$(0.15)	$0.12	$(0.20)	$0.26

Basic weighted-average shares outstanding	90,540,237	55,681,668	89,923,528	55,562,384
Diluted income (loss) per Common Share	$(0.15)	$0.12	$(0.20)	$0.26

Diluted weighted-average shares outstanding	90,816,019	55,844,239	90,202,854	55,786,070

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION

(unaudited, in thousands, except share and per share data)

	Three Months Ended

	6/30/06	6/30/05

Reconciliation of Net Income to Funds from Operations (FFO):
Net income (loss)	$(11,556)	$8,930
Add (deduct):
Minority interest attributable to continuing operations - LP units	(476)	381
Net gains on sale of interests in real estate	(2,608)	—
Minority interest attributable to discontinued operations - LP units	(38)	(5)

Income (loss) before net gains on sale of interests in real estate and minority interest	(14,678)	9,306
Add:
Depreciation:
Real property - continuing operations	51,677	19,981
Real property - discontinued operations	2,056	—
Company’s share of unconsolidated real estate ventures	1,852	576
Partners’ share of consolidated real estate ventures	(1,696)	—
Amortization of leasing costs (includes acquired intangibles)	19,874	7,419
Perpetual Preferred Share distributions	(1,998)	(1,998)

Funds from operations (FFO)	$57,087	$35,284

FFO per share - fully diluted	$0.60	$0.61

Weighted-average shares/units outstanding - fully diluted	94,929,355	57,897,198
EPS - diluted	$(0.15)	$0.12

Weighted-average shares outstanding - fully diluted	90,816,019	55,844,239
Dividend per Common Share	$0.44	$0.44

Payout ratio of FFO (Dividend per Common Share divided by FFO per Share)	73.2%	72.2%
CASH AVAILABLE FOR DISTRIBUTION (CAD):
FFO	$57,087	$35,284
Add (deduct):
Rental income from straight-line rents	(8,209)	(3,225)
Deferred market rental income	(1,968)	(283)
Amortization:
Deferred financing costs	794	487
Deferred compensation costs	670	696
Second generation capital expenditures (1):
Building improvements (2)	(2,327)	—
Tenant improvements	(7,677)	(9,108)
Lease commissions	(2,524)	(1,076)

Cash available for distribution	$35,846	$22,775

Weighted-average shares/units outstanding - fully diluted	94,929,355	57,897,198
Dividend per Common Share	$0.44	$0.44

Cash flows from:
Operating activities	$70,678	$35,884
Investing activities	(89,470)	(77,465)
Financing activities	8,869	35,428
(1)

Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

(2)	Building improvements and tenant improvements are combined for all periods prior to 3/31/06.

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS - QUARTER

(unaudited and in thousands)

Of the 318 Properties owned by the Company as of June 30, 2006, a total of 240 Properties (“Same Store Properties”) containing an aggregate of 18.0 million net rentable square feet were owned for the entire three-month periods ended June 30, 2006 and 2005. Average occupancy for the Same Store Properties was 92.5% during 2006 and 91.2% during 2005. The following table sets forth revenue and expense information for the Same Store Properties:

	Quarter Ended June 30,

	2006	2005

Revenue
Rents (a)	$80,191	$79,240
Tenant reimbursements	9,651	11,138
Other (b)	1,685	1,579

	91,527	91,957
Operating expenses
Property operating expenses	27,789	28,343
Real estate taxes	9,135	8,649

	36,924	36,992

Net operating income	$54,603	$54,965

(a)	Includes straight-line rental income of $2,399 for 2006 and $2,465 for 2005
(b)	Includes net termination fee income of $1,069 for 2006 and $857 for 2005

The following table is a reconciliation of Net Income to Same Store net operating income:

	Quarter Ended June 30,

	2006	2005

Net Income (loss)	$(11,556)	$8,930
Add/(deduct):
Interest income	(2,573)	(284)
Interest expense	42,500	17,807
Equity in income of real estate ventures	(463)	(993)
Depreciation and amortization	71,834	27,820
Net gain on sale of interests in real estate -- discontinued operations	(2,608)	—
Minority interest - partners’ share of consolidated real estate ventures	(84)	—
Minority interest attributable to continuing operations - LP units	(476)	381
Income from discontinued operations	1,027	135

Consolidated net operating income (loss)	97,601	53,796
Less: Net operating income of non same store properties	(45,017)	17
Less: Eliminations and non-property specific net operating income (loss)	2,019	1,152

Same Store net operating income (loss)	$54,603	$54,965

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